Exhibit 99.1

Appian Announces Second Quarter 2024 Financial Results

Second quarter cloud subscription revenue increased 19% year-over-year to $88.4 million

McLean, VA – August 1, 2024 – Appian (Nasdaq: APPN) today announced financial results for the second quarter ended June 30, 2024.

“Due to enhanced functionality launched this quarter, Appian AI usage nearly doubled,” said Matt Calkins, CEO & Founder. “Looking ahead, we are accelerating our path to profitability. We now expect to achieve adjusted EBITDA breakeven for the full year 2024.”

Second Quarter 2024 Financial Highlights:

•Revenue: Cloud subscription revenue was $88.4 million, up 19% compared to the second quarter of 2023. Total subscriptions revenue, which includes sales of our cloud subscriptions, on-premises term license subscriptions, and maintenance and support, increased 20% year-over-year to $113.0 million. Professional services revenue was $33.5 million, a decrease of 1% compared to the second quarter of 2023. Total revenue was $146.5 million, up 15% compared to the second quarter of 2023. Cloud subscription revenue retention rate was 118% as of June 30, 2024.
•Operating loss and non-GAAP operating loss: GAAP operating loss was $(39.2) million, compared to $(40.7) million for the second quarter of 2023. Non-GAAP operating loss was $(13.1) million, compared to $(27.1) million for the second quarter of 2023.
•Net loss and non-GAAP net loss: GAAP net loss was $(43.6) million, compared to $(42.4) million for the second quarter of 2023. GAAP net loss per share was $(0.60) for the second quarter of 2024, compared to $(0.58) for the second quarter of 2023. Non-GAAP net loss was $(19.1) million, compared to $(28.5) million for the second quarter of 2023. Non-GAAP net loss per share was $(0.26), compared to $(0.39) net loss per share for the second quarter of 2023. GAAP and non-GAAP net loss for the second quarter of 2024 included $0.2 million of foreign currency exchange losses. GAAP and non-GAAP net loss for the second quarter of 2023 included $1.2 million of foreign currency exchange gains. We do not forecast foreign exchange rate movements.
•Adjusted EBITDA: Adjusted EBITDA loss was $(10.5) million, compared to adjusted EBITDA loss of $(24.7) million for the second quarter of 2023.
•Balance sheet and cash flows: As of June 30, 2024, Appian had total cash, cash equivalents, and investments of $149.1 million. Net cash used by operating activities was $(17.6) million for the three months ended June 30, 2024, compared to $(11.9) million of net cash used by operating activities for the same period in 2023.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables following the financial statements in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Highlights:

•Appian Named a Leader in the 2024 Garner Magic Quadrant For Process Mining Platforms Report
•Appian and ReleasePoint Partner to Automate Life Insurance Underwriting
•Victorian Office of Public Prosecutions (OPP) to Accelerate Criminal Case Management with Appian
•Appian and PwC UK Announce Alliance to Unlock business Value and Drive Innovation in the Insurance Sector

Financial Outlook:

As of August 1, 2024, guidance for 2024 is as follows:

•Third Quarter 2024 Guidance:

◦Cloud subscription revenue is expected to be between $89.0 million and $91.0 million, representing year-over-year growth of 15% to 18%.
◦Total revenue is expected to be between $149.0 million and $153.0 million, representing a year-over-year increase of 9% to 12%.
◦Adjusted EBITDA is expected to be between breakeven and $3.0 million.
◦Non-GAAP net loss per share is expected to be between $(0.10) and $(0.06), assuming weighted average common shares outstanding of 72.4 million.

•Full Year 2024 Guidance:

◦Cloud subscription revenue is expected to be between $358.0 million and $360.0 million, representing year-over-year growth of 18%.
◦Total revenue is expected to be between $610.0 million and $615.0 million, representing a year-over-year increase of 12% to 13%.
◦Adjusted EBITDA is expected to be between $(3.0) million and $3.0 million.
◦Non-GAAP net loss per share is expected to be between $(0.61) and $(0.52), assuming weighted average common shares outstanding of 72.6 million.

Conference Call Details:

Appian will host a conference call today, August 1, 2024, at 8:30 a.m. ET to discuss Appian's financial results for the second quarter ended June 30, 2024 and business outlook.

To access the call, navigate to the following link(1). Once registered, participants can dial in using their phone with a dial in and PIN, or they can choose the Call Me option for instant dial to their phone. The live webcast of the conference call can also be accessed on the Investor Relations page of our website at http://investors.appian.com.

About Appian

Appian is a software company that automates business processes. The Appian AI Process Platform includes everything you need to design, automate, and optimize even the most complex processes, from start to finish. The world's most innovative organizations trust Appian to improve their workflows, unify data, and optimize operations—resulting in better growth and superior customer experiences. For more information, visit www.appian.com. [Nasdaq: APPN]

1 https://register.vevent.com/register/BI1cb1198e099247ce9ec1e7337177a690

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Appian provides investors with certain non-GAAP financial performance measures. Appian uses these non-GAAP financial performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Appian’s management believes these non-GAAP financial measures provide meaningful supplemental information regarding Appian’s performance by excluding certain expenses that may not be indicative of our recurring core business operating results. Appian believes both management and investors benefit from referring to these non-GAAP financial measures in assessing Appian’s performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to historical performance as well as comparisons to competitors’ operating results. Appian believes these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to measures used by management in its financial and operational decision-making and (2) they are used by Appian’s institutional investors and the analyst community to help them analyze the health of Appian’s business.

The non-GAAP financial performance measures include the following: non-GAAP subscriptions cost of revenue, non-GAAP professional services cost of revenue, non-GAAP total cost of revenue, non-GAAP total operating expense, non-GAAP operating loss, non-GAAP income tax (benefit) expense, non-GAAP net loss, and non-GAAP net loss per share, basic and diluted. These non-GAAP financial performance measures exclude the effect of stock-based compensation expense, certain non-ordinary litigation-related expenses consisting of legal and other professional fees associated with the Pegasystems cases (net of insurance reimbursements), or Litigation Expense, amortization of the judgement preservation insurance policy, or JPI Amortization, severance costs related to involuntary reductions in our workforce, or Severance Costs, and lease impairment charges related to actions taken reduce the footprint of our leased office spaces, or Lease Impairment Charges. While some of these items may be recurring in nature and should not be disregarded in the evaluation of our earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods as these items can vary significantly from period to period depending on specific underlying transactions or events that may occur. Therefore, while we may incur or recognize these types of expenses in the future, we believe removing these items for purposes of calculating our non-GAAP financial measures provides investors with a more focused presentation of our ongoing operating performance.

Appian also discusses adjusted EBITDA, a non-GAAP financial performance measure it believes offers a useful view of the overall operation of its businesses. The company defines adjusted EBITDA as net loss before (1) other (income) expense, net, (2) interest expense, (3) income tax (benefit) expense, (4) depreciation expense and amortization of intangible assets, (5) stock-based compensation expense, (6) Litigation Expense, (7) JPI Amortization, (8) Severance Costs, and (9) Lease Impairment Charges. The most directly comparable GAAP financial measure to adjusted EBITDA is net loss. Users should consider the limitations of using adjusted EBITDA, including the fact this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net loss as a measure of operating performance or to cash flows from operating activities as a measure of liquidity.

The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to the financial information prepared and presented in accordance with GAAP, and Appian’s non-GAAP measures may be different from non-GAAP measures used by other companies. For more information on these non-GAAP financial measures, see the reconciliation of these non-GAAP financial measures to their nearest comparable GAAP measures at the end of this press release. Appian provides guidance ranges for non-GAAP net loss per share and adjusted EBITDA; however, we are not able to reconcile these amounts to their comparable GAAP financial measures without unreasonable efforts because certain information necessary to calculate such measures on a GAAP basis is unavailable, subject to high variability, dependent on future events outside of our control, and cannot be predicted. In addition, Appian believes such reconciliations could imply a degree of precision that might be confusing or misleading to investors. The actual effect of the reconciling items that Appian may exclude from these non-GAAP expense numbers, when determined, may be significant to the calculation of the comparable GAAP measures.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts, including statements regarding Appian’s future financial and business performance for the third quarter and full year 2024, future investment by Appian in its go-to-market initiatives, increased demand for the Appian AI-Powered Process platform, market opportunity and plans and objectives for future operations, including Appian’s ability to drive continued subscriptions revenue and total revenue growth, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. Appian has based these forward-looking statements on its current expectations and projections about future events and financial trends that Appian believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including the risks and uncertainties associated with Appian’s ability to grow its business and manage its growth, Appian’s ability to sustain its revenue growth rate, continued market acceptance of Appian’s AI-Powered Process platform and adoption of low-code solutions to drive digital transformation, the fluctuation of Appian’s operating results due to the length and variability of its sales cycle, competition in the markets in which Appian operates, AI being a disruptive set of technologies that may affect the markets for Appian’s software dramatically and in unpredictable ways, risks and uncertainties associated with the composition and concentration of Appian’s customer base and their demand for its platform and satisfaction with the services provided by Appian, Appian’s ability to operate in compliance with applicable laws and regulations, Appian’s strategic relationships with third parties, and additional risks and uncertainties set forth in the “Risk Factors” section of Appian’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Moreover, Appian operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for Appian’s management to predict all risks nor can Appian assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements Appian may make. In light of these risks, uncertainties, and assumptions, Appian cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Appian is under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law.

Investor Relations
Jack Andrews
703-442-8844
investors@appian.com

Media Contact
Valerie Verlander
703-260-7947
valerie.verlander@appian.com

APPIAN CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share data)

	As of
	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$120,787	$149,351
Short-term investments and marketable securities	28,345	9,653
Accounts receivable, net of allowances of $2,652 and $2,606, respectively	131,693	171,561
Deferred commissions, current	34,899	34,261
Prepaid expenses and other current assets	48,261	49,529
Total current assets	363,985	414,355
Property and equipment, net of accumulated depreciation of $29,011 and $25,141, respectively	40,841	42,682
Goodwill	26,305	27,106
Intangible assets, net of accumulated amortization of $4,763 and $4,152, respectively	3,040	3,889
Right-of-use assets for operating leases	32,848	39,975
Deferred commissions, net of current portion	56,231	59,764
Deferred tax assets	4,368	3,453
Other assets	26,963	36,279
Total assets	$554,581	$627,503
Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable	$5,739	$6,174
Accrued expenses	13,797	11,046
Accrued compensation and related benefits	33,843	38,003
Deferred revenue	218,233	235,992
Debt	8,348	66,368
Operating lease liabilities	12,323	11,698
Other current liabilities	1,405	1,891
Total current liabilities	293,688	371,172
Long-term debt	245,625	140,221
Non-current operating lease liabilities	55,796	59,067
Deferred revenue, non-current	4,695	4,700
Deferred tax liabilities	—	2
Other non-current liabilities	435	—
Total liabilities	600,239	575,162
Stockholders’ (deficit) equity
Class A common stock—par value $0.0001; 500,000,000 shares authorized as of June 30, 2024 and December 31, 2023 and 42,359,967 and 42,169,970 shares issued of June 30, 2024 and December 31, 2023, respectively	4	4
Class B common stock—par value $0.0001; 100,000,000 shares authorized as of June 30, 2024 and December 31, 2023 and 31,196,796 and 31,196,796 shares issued as of June 30, 2024 and December 31, 2023, respectively	3	3
Additional paid-in capital	608,528	595,781
Accumulated other comprehensive loss	(11,812)	(23,555)
Accumulated deficit	(596,407)	(519,892)
Treasury stock at cost, 1,213,686 shares as of June 30, 2024	(45,974)	—
Total stockholders’ (deficit) equity	(45,658)	52,341
Total liabilities and stockholders’ (deficit) equity	$554,581	$627,503

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)
Revenue
Subscriptions	$112,974	$93,794	$230,668	$192,751
Professional services	33,476	33,921	65,617	70,199
Total revenue	146,450	127,715	296,285	262,950
Cost of revenue
Subscriptions	13,262	10,779	25,532	21,227
Professional services	26,151	26,066	51,878	51,711
Total cost of revenue	39,413	36,845	77,410	72,938
Gross profit	107,037	90,870	218,875	190,012
Operating expenses
Sales and marketing	66,592	62,581	124,748	125,671
Research and development	39,446	39,743	79,217	81,367
General and administrative	40,193	29,208	73,639	58,902
Total operating expenses	146,231	131,532	277,604	265,940
Operating loss	(39,194)	(40,662)	(58,729)	(75,928)
Other non-operating expense
Other (income) expense, net	(1,545)	(3,886)	6,662	(6,576)
Interest expense	6,107	4,755	11,753	7,873
Total other non-operating expense	4,562	869	18,415	1,297
Loss before income taxes	(43,756)	(41,531)	(77,144)	(77,225)
Income tax (benefit) expense	(164)	824	(629)	1,959
Net loss	$(43,592)	$(42,355)	$(76,515)	$(79,184)
Net loss per share:
Basic and diluted	$(0.60)	$(0.58)	$(1.05)	$(1.09)
Weighted average common shares outstanding:
Basic and diluted	72,300	73,041	72,800	72,956

APPIAN CORPORATION
STOCK-BASED COMPENSATION EXPENSE
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)
Cost of revenue
Subscriptions	$217	$230	$430	$502
Professional services	1,461	1,472	3,039	3,063
Operating expenses
Sales and marketing	1,997	2,772	4,524	5,217
Research and development	2,919	2,910	5,920	6,536
General and administrative	3,306	3,764	6,593	6,886
Total stock-based compensation expense	$9,900	$11,148	$20,506	$22,204

APPIAN CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities
Net loss	$(76,515)	$(79,184)
Adjustments to reconcile net loss to net cash provided by (used by) operating activities
Stock-based compensation	20,506	22,204
Depreciation expense and amortization of intangible assets	4,941	4,705
Lease impairment charges	5,462	—
Bad debt expense	253	419
Amortization of debt issuance costs	290	223
Benefit for deferred income taxes	(982)	(518)
Foreign currency transaction losses, net	12,787	—
Changes in assets and liabilities
Accounts receivable	37,114	28,663
Prepaid expenses and other assets	10,524	(4,924)
Deferred commissions	2,897	123
Accounts payable and accrued expenses	2,882	719
Accrued compensation and related benefits	(3,808)	(6,240)
Other current and non-current liabilities	121	1,066
Deferred revenue	(14,267)	(6,574)
Operating lease assets and liabilities	(954)	2,116
Net cash provided by (used by) operating activities	1,251	(37,202)
Cash flows from investing activities
Proceeds from maturities of investments	9,657	35,876
Payments for investments	(28,354)	(53,443)
Purchases of property and equipment	(2,932)	(7,805)
Net cash used by investing activities	(21,629)	(25,372)
Cash flows from financing activities
Proceeds from borrowings	50,000	92,000
Payments for debt issuance costs	(463)	(411)
Debt repayments	(2,500)	(1,687)
Repurchase of common stock	(50,019)	—
Payments for employee taxes related to the net share settlement of equity awards	(4,221)	(4,775)
Proceeds from exercise of common stock options	508	559
Net cash (used by) provided by financing activities	(6,695)	85,686
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,491)	309
Net (decrease) increase in cash, cash equivalents, and restricted cash	(28,564)	23,421
Cash, cash equivalents, and restricted cash at beginning of period	$149,351	$150,381
Cash, cash equivalents, and restricted cash at end of period	$120,787	$173,802

Supplemental disclosure of cash flow information
Cash paid for interest	$11,168	$2,731
Cash paid for income taxes	$1,436	$1,472
Supplemental disclosure of non-cash investing and financing activities
Accrued capital expenditures	$182	$392

APPIAN CORPORATION
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(unaudited, in thousands, except per share data)

	GAAP Measure	Stock-Based Compensation	Litigation Expense	JPI Amortization	Severance Costs	Lease Impairment Charges	Non-GAAP Measure
Three Months Ended June 30, 2024
Subscriptions cost of revenue	$13,262	$(217)	$—	$—	$—	$—	$13,045
Professional services cost of revenue	26,151	(1,461)	—	—	(1,398)	—	23,292
Total cost of revenue	39,413	(1,678)	—	—	(1,398)	—	36,337
Total operating expense	146,231	(8,222)	(721)	(4,504)	(4,136)	(5,462)	123,186
Operating loss	(39,194)	9,900	721	4,504	5,534	5,462	(13,073)
Income tax (benefit) expense	(164)	537	—	—	1,096	—	1,469
Net loss	(43,592)	9,363	721	4,504	4,438	5,462	(19,104)
Net loss per share, basic and diluted	$(0.60)	$0.13	$0.01	$0.06	$0.06	$0.08	$(0.26)

Six Months Ended June 30, 2024
Subscriptions cost of revenue	$25,532	$(430)	$—	$—	$—	$—	$25,102
Professional services cost of revenue	51,878	(3,039)	—	—	(1,398)	—	47,441
Total cost of revenue	77,410	(3,469)	—	—	(1,398)	—	72,543
Total operating expense	277,604	(17,037)	(1,463)	(9,008)	(4,136)	(5,462)	240,498
Operating loss	(58,729)	20,506	1,463	9,008	5,534	5,462	(16,756)
Income tax (benefit) expense	(629)	1,141	—	—	1,096	—	1,608
Net loss	(76,515)	19,365	1,463	9,008	4,438	5,462	(36,779)
Net loss per share, basic and diluted(a)	$(1.05)	$0.27	$0.02	$0.12	$0.06	$0.08	$(0.51)
(a) Per share amounts do not foot due to rounding.

	GAAP Measure	Stock-Based Compensation	Litigation Expense	Severance Costs	Non-GAAP Measure
Three Months Ended June 30, 2023
Subscriptions cost of revenue	$10,779	$(230)	$—	$(19)	$10,530
Professional services cost of revenue	26,066	(1,472)	—	(35)	24,559
Total cost of revenue	36,845	(1,702)	—	(54)	35,089
Total operating expense	131,532	(9,446)	(347)	(2,041)	119,698
Operating loss	(40,662)	11,148	347	2,095	(27,072)
Income tax expense	824	221	7	42	1,094
Net loss	(42,355)	11,369	354	2,137	(28,495)
Net loss per share, basic and diluted	$(0.58)	$0.16	$—	$0.03	$(0.39)

Six Months Ended June 30, 2023
Subscriptions cost of revenue	$21,227	$(502)	$—	$(30)	$20,695
Professional services cost of revenue	51,711	(3,063)	—	(158)	48,490
Total cost of revenue	72,938	(3,565)	—	(188)	69,185
Total operating expense	265,940	(18,639)	(2,189)	(6,111)	239,001
Operating loss	(75,928)	22,204	2,189	6,299	(45,236)
Income tax expense	1,959	563	56	160	2,738
Net loss	(79,184)	22,767	2,245	6,459	(47,713)
Net loss per share, basic and diluted(a)	$(1.09)	$0.31	$0.03	$0.09	$(0.65)
(a) Per share amounts do not foot due to rounding.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of adjusted EBITDA:
GAAP net loss	$(43,592)	$(42,355)	$(76,515)	$(79,184)
Other (income) expense, net	(1,545)	(3,886)	6,662	(6,576)
Interest expense	6,107	4,755	11,753	7,873
Income tax (benefit) expense	(164)	824	(629)	1,959
Depreciation expense and amortization of intangibles assets	2,580	2,364	4,941	4,705
Stock-based compensation expense	9,900	11,148	20,506	22,204
Litigation Expense	721	347	1,463	2,189
JPI Amortization	4,504	—	9,008	—
Severance Costs	5,534	2,095	5,534	6,299
Lease Impairment Charges	5,462	—	5,462	—
Adjusted EBITDA	$(10,493)	$(24,708)	$(11,815)	$(40,531)